Exhibit 10.5
SIXTH AMENDMENT TO OFFICE LEASE
This SIXTH AMENDMENT TO OFFICE LEASE (this "Sixth Amendment") is made and entered into as of March 27, 2023 (“Effective Date”), by and between SPF CHINA BASIN HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and LYFT, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office Lease dated April 8, 2016 (the “Original Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises consisting of (i) approximately 25,783 rentable square feet of space (“RSF”) located in Suite 3000 on the third (3rd) floor of the “Wharfside Building,” located at 185 Berry Street, San Francisco, California (“Wharfside Building”), (ii)  approximately 26,514 RSF located in Suite 500 on the fifth (5th) floor of the “Berry Street Building” located at 185 Berry Street, San Francisco, California (“Berry Street Building”), and (iii) approximately 41,430 RSF located in Suite 590 on the fifth (5th) floor of the Berry Street Building (collectively, the “Original Premises”).
B.    Landlord and Tenant entered into that certain First Amendment to Office Lease dated September 27, 2017 (the “First Amendment”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the “Expansion Premises” which includes certain space consisting of (i) approximately 57,692 RSF located in Suite 4000, on the fourth (4th) floor of the Wharfside Building (the “Phase 1 Expansion Premises”), and (ii) approximately 16,801 RSF, commonly known as Suite 550, on the fifth (5th) floor of the Berry Street Building (the “Phase 2 Expansion Premises”).
C.    Landlord and Tenant entered into that certain Second Amendment to Office Lease dated May 31, 2018 (the “Second Amendment”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the “Additional Premises”, containing 23,878 RSF comprised of (i)  Suite 3700, containing approximately 5,399 RSF on the 3rd floor of the Wharfside Building (the “Suite 3700 Premises”), (ii) Suite 6700, containing approximately 4,675 RSF on the 6th floor of the Wharfside Building (the “Suite 6700 Premises”), (iii) Suite 4700, containing approximately 7,625 RSF on the 4th floor of the Wharfside Building (the “Suite 4700 Premises”), and (iv) Suite 6600, containing approximately 6,179 RSF on the 6th floor of the Wharfside Building (the “Suite 6600 Premises”).
D.    Landlord and Tenant entered into that certain Third Amendment to Office Lease dated June 11, 2018 (the “Third Amendment”), pursuant to which Tenant leases Suite 400 containing approximately 85,591 RSF on the 4th floor of the Berry Building (the “Suite 400 Premises”).
E.    Landlord and Tenant entered into that certain Fourth Amendment to Office Lease dated September 24, 2018 (the “Fourth Amendment”), which, among other things, modified certain delivery and commencement dates related to the Phase 2 Expansion Premises and Suite 400 Premises.
F.    Landlord and Tenant entered into that certain Fifth Amendment to Office Lease dated November 18, 2019 (the “Fifth Amendment”), providing for the lease by Tenant of (i) the “Suite 3800 and 3512 Premises”, containing approximately 24,428 RSF on the 3rd floor of the Wharfside Building, (ii) the “Suite 3515 Premises” containing approximately 6,925 RSF on the 3rd floor of the Wharfside Building, and (iii) the “Suite 3400 Premises” containing approximately 25,551 RSF on the 3rd floor of the Wharfside Building. The Original Lease, as amended by the

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First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment is referred to herein collectively as the “Lease”. The Wharfside Building and Berry Street Building are each referred to herein as the “Building”, and collectively as the “Buildings”.
G.    The Second Amendment and the Fifth Amendment referenced certain work contemplated by Landlord to remove an elevator shaft and create new usable space (the “New Shaft Space”) that would become a part of the Premises. Landlord has completed such work, and the New Shaft Space, comprised of (i) 165 RSF on the 3rd floor of the Building (the “3rd Floor Shaft Space”), (ii) 167 RSF on the 4th floor of the Building (the “4th Floor Shaft Space”), and (iii) 160 RSF on the 5th floor of the Building (the “5th Floor Shaft Space”), has been delivered to Tenant to become part of the Premises as provided in the Second Amendment and Fifth Amendment. The New Shaft Space consists of 492 RSF in the aggregate as shown on Exhibit A attached hereto.
H.    Landlord and Tenant desire to amend the Lease to (i) provide for Tenant’s use of portions of the Premises for the storage of electric batteries, (ii) document the addition of the New Shaft Space to the Premises, and (iii) make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Sixth Amendment.
2.Current Battery Uses. Landlord hereby approves the following uses of the Premises by Tenant (collectively, the “Approved Battery Uses”).
2.1.Tenant shall have the right to keep up to thirty-five (35) Li-Ion electric batteries or battery packs (“Batteries”) in the Premises to be used to power electric scooters and/or electric bicycles (collectively, “Vehicles”) and for related uses. Tenant shall have the right to charge such Batteries using standard chargers, operate batteries in Vehicles, to take electrical measurements, and to place Batteries on e-loads to change the “state of charge”. When not in use, such Batteries shall be stored in fire-rated cabinets.
2.2.Tenant shall have the right to perform Firmware (FW) Development activities on production hardware, including (i) base-board software development, and debugging, (ii) hardware in the loop validation, and (iii) battery FW updates and system integration testing.
3.Future Battery Uses. Tenant shall not have the right to perform any other activities with Batteries, including without limitation, any of the following uses (the “Contemplated Future Uses”), without Landlord’s prior approval:
Failure testing, physical opening of battery packs, test measurements of open or damaged battery packs, electrical work (including voltage application or load adding to Batteries), or discharge of damaged Batteries for disposal, “black-box” testing, including testing of

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behavior of Batteries at safety/performance thresholds (including temperature or voltage thresholds), cell-level characterization, or pack-level characterization.
Tenant acknowledges that any Contemplated Future Uses may require a change in use of the Premises to comply with “electrical testing lab” requirements, including as may be required by Applicable Laws (as defined in Section 24.1 of the Lease), and including any required physical modifications to the Premises and to the fire/life safety systems therein. Landlord’s approval of any Contemplated Future Uses shall be conditioned on Tenant’s agreement to comply with reasonable recommendations consistent with Applicable Laws from Landlord’s consultants, including FM Global.
4.New Shaft Space Commencement Date. The New Shaft Space was delivered to Tenant on September 1, 2021, and, accordingly, as provided in the Second Amendment and Fifth Amendment, the Lease Commencement Date for the New Shaft Space shall be January 1, 2022 (i.e., 4 months following the delivery of such space) (the “New Shaft Space Commencement Date”).
4.1. 3rd Floor Shaft Space. The 3rd Floor Shaft Space was inadvertently previously included in the RSF of the Suite 3800 and 3512 Premises, and Tenant has been paying Base Rent with respect thereto from November 6, 2020, through the date hereof. As Tenant’s Base Rent obligation did not actually commence until New Shaft Space Commencement Date, Tenant is entitled to a credit to be calculated as of the date hereof to account for the amounts paid through the New Shaft Space Commencement Date, which credit Landlord hereby grants to Tenant. Following the New Shaft Space Commencement Date, Tenant shall continue to pay Base Rent for the Suite 3800 and 3512 Premises, which includes the 3rd Floor Shaft Space, as provided in the Fifth Amendment.
4.2. 4th Floor Shaft Space and 5th Floor Shaft Space. Commencing on the New Shaft Space Commencement Date, Tenant shall commence to pay Base Rent for the 4th Floor Shaft Space and 5th Floor Shaft Space (collectively, the “4th and 5th Floor Shaft Space”) at the rate per RSF attributable to the Suite 4700 Premises from time to time, as provided in Section 4 of the Second Amendment. The 4th Floor Shaft Space (167 RSF) and 5th Floor Shaft Space (160 RSF) contain 327 RSF in the aggregate. The Base Rent chart for the 4th and 5th Floor Shaft Space reflecting such reduction is set forth below.

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Date	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per RSF	Square Footage
January 1, 2022 – March 31, 2022	$29,299.20	$2,441.60	$89.60	327
April 1, 2022 – January 31, 2023	$30,178.83	$2,514.90	$92.29	327
February 1, 2023 - March 31, 2023	$15,142.43	$1,284.73	$92.29	167
April 1, 2023 – March 31, 2024	$15,875.02	$1,322.92	$95.06	167
April 1, 2024 – March 31, 2025	$16,350.97	$1,362.58	$97.91	167
April 1, 2025 – August 31, 2025	$16,841.95	$1,403.50	$100.85	167
4.3.New Shaft Space Tenant Improvement Allowance. As provided in the Second Amendment and Fifth Amendment, Tenant is to receive a Tenant Improvement Allowance in connection with the New Shaft Space in the amount of $80 per RSF of the New Shaft Space (i.e., $39,360.00 for the 492 RSF of the New Shaft Space). Because of the inadvertent inclusion of the 3rd Floor Shaft Space in the RSF of the Suite 3800 and 3512 Premises, Tenant has already received a Tenant Improvement Allowance of $45 per RSF of the 3rd Floor Shaft Space (i.e., $7,425.00 for the 165 RSF of the 3rd Floor Shaft Space), and so the total additional Tenant Improvement Allowance payable to Tenant is equal to $31,935.00. Tenant may, by written notice to Landlord, elect to convert any portion of such additional Tenant Improvement Allowance that is not used for the construction of improvements into a credit against Base Rent next coming due under the Lease.
5.Roof Space. As provided in Section 29.37 of the Original Lease, Tenant was granted the right to use a space on the roof of the Building no larger than two feet (2’) high, two feet (2’) long, and two feet (2’) wide (the “Original Roof Space”), for the installation of Rooftop Equipment. During the Lease Term, Tenant has expanded the areas of the roof and interstitial area of the Building used by Tenant in excess of the Original Roof Space, and Tenant currently occupies 3,813 square feet of space on the roof (the “Current Roof Space”), as shown on Exhibit B attached hereto. Landlord hereby consents to Tenant’s use of the Current Roof Space in accordance with the terms of Section 29.37 of the Original Lease. Commencing as of the date hereof, and continuing through the Lease Term, Tenant shall pay $3.28 per RSF of the Current Roof Space per month in accordance with the terms of the Original Lease, and which amount shall increase by three percent (3%) per year.
6.No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
7.Counterparts and Electronic Signatures. This Sixth Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which

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together shall constitute a single instrument. Further, the parties agree that this Sixth Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. The parties further consent and agree that the electronic signatures appearing on this Sixth Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.
[signatures follow on next page]
IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the day and year first above written.

"Landlord":

SPF CHINA BASIN HOLDINGS, LLC,
a Delaware limited liability company
By:    SPF China Basin Acquisition, LLC,
a Delaware limited liability company
Managing Member
By:    Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.,
Sole Member
By:    JPMorgan Chase Bank, N.A.,
Trustee
By:    /s/ Karen Wilbrecht
Karen M. Wilbrecht,
Executive Director
Date:

"Tenant":

LYFT, INC.,
a Delaware corporation

By: /s/ Rachel Goldstein
    Rachel Goldstein
    VP, Real Estate Development, Operations & EHS

Date:

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EXHIBIT A

NEW SHAFT SPACE

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EXHIBIT A

NEW SHAFT SPACE (CON’T)

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EXHIBIT B

CURRENT ROOF SPACE

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EXHIBIT B-1

CURRENT ROOF SPACE

WHARFSIDE BUILDING

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EXHIBIT B-1

CURRENT ROOF SPACE

WHARFSIDE BUILDING (CON’T)

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EXHIBIT B-2

CURRENT ROOF SPACE

INTERSTITIAL BERRY

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EXHIBIT B-3

CURRENT ROOF SPACE

BERRY BUILDING

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EXHIBIT B-3

CURRENT ROOF SPACE

BERRY BUILDING (CON’T)

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